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EXHIBIT 14.1

ADOPTED 02/05/2004

                            WCI COMMUNITIES, INC.(R)

                       CODE OF BUSINESS CONDUCT AND ETHICS

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                                TABLE OF CONTENTS

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Introduction and Scope

1. Conflicts of Interest

2. Corporate Opportunities

3. Confidentiality

4. Fair Dealing

5. Protection and Proper Use of Company Assets

6. Compliance with Laws, Rules and Regulations

7. Insider Trading

8. Accounting Practices

9. Relationship with Public Officials

10. Bribes and Kickbacks

11. Receiving Gifts and Entertainment

12. Changes and Waivers to Code

13. Reporting of Violations of the Code

14. Compliance with Code

15. Form of Acknowledgement
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Attachment:  Select List of Other WCI Policies

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INTRODUCTION AND SCOPE

This Code of Business Conduct and Ethics (the "Code") embodies the commitment of WCI Communities, Inc. and its subsidiaries ("WCI" or the "Company") to conduct our business in accordance with all applicable laws, rules and regulations and the highest ethical standards. Upholding this long-standing commitment is crucial to our reputation and success in the marketplace. We expect every employee, officer and director to play a part in maintaining the Company's integrity and reputation for the highest ethical standards.

The Code sets out the fundamental principles and key policies that constitute our way of doing business and affirms WCI's Vision and Mission and Values Statements. It applies to every employee, officer and director of WCI and its subsidiaries, including its Chief Executive Officer, its President, its Chief Financial Officer, its Chief Accounting Officer and other senior financial officers. Compliance with this Code is mandatory. All employees, officers and members of our Board of Directors are expected to obey the law and act ethically and to comply with the principles and policies set forth in this Code.

This Code is not intended to be an exclusive set of principles or policies for governing the conduct of employees, officers and directors, nor is it a summary of all policies that apply to WCI's business. This Code should be read in conjunction with WCI's Policies and Procedures Manual, department/division manuals and employee handbooks, as amended from time to time, which are in addition to the principles and policies set forth in this Code. Some of these policies which address with more specificity, matters addressed in this Code, are listed at the end of this Code.

This Code is not intended to and does not constitute an employment contract or assurance of continued employment.

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1. CONFLICTS OF INTEREST

All employees, officers and directors of the Company must act in the best interests of the Company and avoid situations that involve, or may be reasonably expected to involve, a conflict between their interests and the interests of the Company. A "conflict of interest" exists when an employee's, officer's or director's private interests interfere in any way with the interests of the Company. A conflict can arise when an employee, officer or director takes actions or has interests (financial or otherwise) that may make it difficult to perform his or her work at WCI objectively and effectively. A conflict can also occur if employees, officers or directors or members of his or her family receive personal benefits as a result of his or her position with the Company, regardless of whether such benefits are received from the Company or a third party. Loans to, or guarantees of obligations of, employees, officers and directors and their respective family members are of special concern. Federal law prohibits WCI from making loans or extending credit to directors and executive officers.

An employee, officer and director must never use or attempt to obtain any improper personal benefit for himself or herself, for his or her family members, or for any other person. In addition, since the appearance of a conflict can be as damaging as an actual conflict, all situations that create even the appearance of a conflict should be avoided.

Directors and executive officers are strictly prohibited from receiving IPO shares from an underwriter as quid pro quo for the Company providing such underwriter with investment banking business or for assisting such underwriter in obtaining investment-banking business from the Company.

The following are NOT considered "conflicts of interest" in violation of this Conflicts of Interest provision:

(1) the purchase by an employee of WCI real property through the WCI Property Purchase Program (Policy No. 900.30), and

(2) any transaction between the Company and a director or any employee of the Company, provided such transaction: (i) is on terms no less favorable to the Company than those that would have been obtained from an unrelated person, and (ii) is approved by the Board of Directors of the Company or a committee thereof comprised solely of independent directors.

This Code does not attempt to describe all possible conflicts of interest which could develop. Questions about potential conflict of interest situations should be addressed to your manager, the Legal Department or the Human Resources Department. Any employee, officer or director that becomes aware of a conflict or potential conflict should bring it to the attention of the Human Resources Department.

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2. CORPORATE OPPORTUNITIES

Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. No employee, officer or director may: (a) take for himself or herself personally opportunities that are discovered through the use of Company property, information or position; (b) use Company property, information or position for personal gain; or (c) compete with the Company, directly or indirectly, for business opportunities. No employee, officer or director who, by virtue of or as a result of his or her position with the Company, becomes aware of any business opportunity, proposed investment or other transaction that is of a type or nature that might reasonably be of interest to the Company, shall pursue such opportunity, investment or other transaction for his or her personal account or to benefit any other business interest, without first offering the same to the Company and receiving the prior written approval of: (1) the Division President with respect to employees and officers in an operating division or (2) the President or CEO with respect to Senior VPs, or (4) the Chairman of the Nominating Corporate Governance Committee with respect to issues involving a director or the President or CEO.

3. CONFIDENTIALITY

Employees, officers and directors must maintain the confidentiality of information entrusted to them by the Company or its customers, and any other confidential information about the Company that comes to them, from whatever source, in their capacity as employee, officer or director, except when disclosure is authorized or legally mandated. Confidential or proprietary information includes all non-public information concerning the Company (including its business operations, financial performance, results or prospects), and all non-public information that might be of use to competitors, or harmful to the Company or its customers if disclosed. All employees, directors and officers must comply with WCI's Privacy Policy (Policy No. 500.90).

Further, if WCI executes a confidentiality agreement with a third party regarding sensitive information to be disclosed to WCI, or if there are confidentiality provisions in any agreements to which WCI is a party, you must honor the terms of such agreements and confidentiality provisions.

4. FAIR DEALING

The Company does not seek competitive advantages through illegal or unethical business practices. Each employee, officer and director should deal fairly with the Company's directors, officers, employees, customers, suppliers, and competitors.

No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair dealing practices.

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5. PROTECTION AND PROPER USE OF COMPANY ASSETS

All employees, officers and directors should protect the Company's assets and ensure their efficient use. The Company's assets, whether tangible or intangible, are to be used only by authorized employees, officers and directors or their designees and only for the legitimate business purposes of the Company.

Employees, officers and directors are not permitted to take or make use of, steal, or knowingly misappropriate the assets of the Company, including any confidential information of the Company, for the employee's, officer's or director's own use, the use of another or for an improper or illegal purpose. Employees, officers and directors are not permitted to remove or dispose of anything of value belonging to the Company without the Company's consent. No employee, officer or director may destroy Company assets without permission.

6. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

It is the Company's policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each employee, officer and director to comply with all laws, rules and regulations applicable to the Company's business and operations.

7. INSIDER TRADING

WCI employees, officers and directors are prohibited from insider trading (buying or selling or otherwise trading in WCI securities when they are in the possession of material non-public information) and "tipping" (passing such information to any other person, including family members, other relatives and friends who may buy or sell WCI securities). For example, if you learn that WCI is planning a major acquisition with another company, you are prohibited from trading in the securities of WCI or such other company. "Material, non-public" information includes any information, positive or negative, that has not yet been made available or disclosed to the public and that might be of significance to an investor in deciding whether to buy or sell securities.

Insider trading is both illegal and unethical and can result in civil and criminal penalties. All WCI employees, directors and officers must adhere to WCI's Securities Trading Policy (Policy No. 500.95). If you are uncertain about a particular securities issue, contact the WCI Legal Department.

8. ACCOUNTING PRACTICES

As a public company, the Company is required to file various reports with the Securities and Exchange Commission. It is the Company's policy to make full, fair, accurate, timely and understandable disclosure regarding the financial and business condition of WCI in compliance with all applicable laws and regulations in all required periodic and other reports filed with or submitted to the Securities and Exchange Commission and in other public communications made to the public.

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It is critical to the reputation of WCI, and to employees personally, that WCI accurately report all financial and non-financial data. In addition, WCI's policy strictly prohibits any employee or director, or any person acting under the direction of an officer or employee, from taking any action to coerce, manipulate, mislead or fraudulently influence the accountant or auditor engaged in the performance of an audit of WCI's financial statements. Misstating financial results carries serious criminal and civil fines and penalties for WCI and personal and criminal liability for employees. It can also expose WCI to shareholder litigation and serious market ramifications.

9. RELATIONSHIP WITH PUBLIC OFFICIALS

WCI employees who do business with federal, state or local governmental agencies must know and abide by the specific local, state and/or federal laws, rules and regulations concerning relations with these governmental agencies and officials, including, but not limited to, any reporting requirements. Such employees must also conduct themselves in a manner that avoids any inappropriate or unethical dealings or dealings that might be perceived as attempts to influence public officials in the performance of their official duties.

10. BRIBES AND KICKBACKS

WCI employees, officers and directors are prohibited from offering, giving, soliciting or receiving bribes or kickbacks.

11. RECEIVING GIFTS AND ENTERTAINMENT

All WCI employees, officers and directors must adhere to the Company's Vendors/Contractors/Others: Receiving Gifts, Meals, Services and Entertainment Policy (Policy No. 500.61).

12. DISCRIMINATION AND HARASSMENT

WCI is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment of any kind. All employees, officers and directors must adhere to WCI's Harassment Policy (Policy No. 500.40).

13. CHANGES AND WAIVERS TO CODE

This Code of Conduct can be found on WCI's intranet site and on its internet website at http://www.wcicommunities.com. Any change to this Code shall be disclosed promptly to the public on WCI's website to the extent required, and in accordance with, the Securities and Exchange Commission and applicable stock exchange requirements.

Any waiver, interpretation or other administration of this Code for directors or executive officers may only be implemented by WCI's Board of Directors or a committee of the Board. Any waiver to the Code for a director or executive officer must be promptly disclosed to the Company's shareholders to the extent required, and in accordance with, the Securities and

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Exchange Commission and applicable stock exchange requirements. Any waiver for other officers or employees may be granted in writing by such employee's supervisor and the respective Division's Senior Vice President and Human Resources manager.

14. REPORTING VIOLATIONS OF THE CODE

Employees are obligated to promptly report any violation of this Code, and are encouraged to report any suspected violation of this Code, to the General Counsel, the Human Resources Department, or to the Chief Executive Officer, or President of the Company. The Whistleblower Hotline (800-376-2410) is also available for employees to report a violation or suspected violation of this Code. Further, all reports and complaints concerning questionable accounting, internal accounting controls or auditing matters, including those regarding circumvention or attempted circumvention of internal accounting controls or that otherwise would constitute a violation of WCI's accounting policies, may also be reported anonymously or confidentially to the Whistleblower Hotline, the Director of Internal Audit or to the Chairman of the Board's Audit Committee. Any reports or complaints sent to the Chairman of the Board's Audit Committee should be sent to:

                            WCI Communities, Inc., Audit Committee Chairman c/o Thomas Roehn, Esquire
                            Carlton Fields
                            777 S. Harbour Island Boulevard
                            Tampa, FL 33602-5799

All reports will be handled confidentially to the greatest extent possible under the circumstances. You may choose to remain anonymous, though in some cases that could make it more difficult to follow up and ensure resolution of your complaint. You should let the person receiving the report know if you would like to remain anonymous.

It is the policy of the Company not to permit retaliation of any kind against employees for good faith reports of violations or suspected violations of this Code. Anyone who believes that he or she has been subject to retaliation for reporting a violation or possible violation may contact the General Counsel or Director of Internal Audit and a prompt investigation will be conducted. An employee who submits a false report of a violation, however, will be subject to disciplinary action.

15. COMPLIANCE WITH CODE

This Code is not intended to cover every situation where choices and decisions must be made. Employees should seek guidance from their supervisors, managers, the Legal Department or the Human Resources Department when in doubt about the best course of action in a particular situation. Employees should also be guided by their personal sense of right and wrong and

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common sense. Employees should ask these questions before undertaking the conduct in question:

                          Is this conduct legal?
                          Is it permitted under Company policy?
                          Is is permitted under this Code?
                          Does it seem unethical or improper?

A failure by any employee, officer or director to comply with this Code may result in disciplinary action, termination of employment, or legal proceedings, as warranted.

Each employee, officer and director of the Company will be required on an annual basis to certify their compliance with this Code.

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                          ACKNOWLEDGEMENT OF RECEIPT OF
                             WCI COMMUNITIES, INC.'S
                       CODE OF BUSINESS CONDUCT AND ETHICS

I, _______________________________________________ (please print), acknowledge by my signature below that I have received, have read and understand, and will comply with WCI Communities, Inc.'s Code of Business Conduct and Ethics, as amended from time to time (the "Code").

I understand that conduct in violation of this Code may result in disciplinary action up to and including termination of employment and/or legal proceedings, as warranted.

I acknowledge that it is my duty to promptly report any violation of the Code pursuant to the provisions of the Code and I understand that I may do this by utilizing the Whistleblower Hotline Number at (800) 376-2410 or by direct notification (whether in writing or verbal), without fear of retribution or retaliation of any kind for doing so (provided I have not filed a false report).

I acknowledge that the Code is a statement of policies for business conduct and does not in any way constitute an employment contract or an assurance of continued employment.

________________________________                 _______________________________
          Signature                                       Date

________________________________                 _______________________________
          Please Print Name                               Date

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